Calculation of Filing Fee Tables
S-8
Largo Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares not subject to outstanding awards	Other	5,425,826	$ 1.15	$ 6,239,699.90	0.0001381	$ 861.70
2	Equity	Common Shares subject to outstanding options	Other	1,635,913	$ 3.07	$ 5,022,252.91	0.0001381	$ 693.57
Total Offering Amounts:						$ 11,261,952.81		$ 1,555.27
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,555.27
Offering Note
[1]	Pursuant to Rule 416(a) under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), this registration statement also covers an indeterminate number of additional common shares (the "Shares") of Largo Inc. (the "Company") that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the Company's Amended and Restated Share Compensation Plan (the "Plan"). Represents Shares to be issued pursuant to future awards under the Plan. Calculated in accordance with Rule 457(c) and (h) under the U.S. Securities Act based on the average of the high and low prices for the Shares reported on the Nasdaq Capital Market on January 6, 2026, which was $1.15 per share.

[2]	Represents Shares that may be issued upon the exercise of outstanding options granted under the Plan. Based on weighted average exercise price of CAD$4.24 of options granted under the Plan outstanding as of January 6, 2026. On January 6, 2026, the Bank of Canada average daily rate of exchange was $1.00 = CAD$1.3789.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A